Exhibit 10.1

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

dated as of

August 15, 2025

Among

BAKER HUGHES HOLDINGS LLC,

as the Borrower,

BAKER HUGHES COMPANY,

as the Parent Guarantor,

The Lenders Party Hereto,

and

GOLDMAN SACHS BANK USA, as Administrative Agent

$2,600,000,000 TERM LOAN CREDIT FACILITY

Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc.

JPMorgan Chase Bank, N.A., Citibank, N.A. and Deutsche Bank Securities Inc.

as Joint Bookrunners and Joint Lead Arrangers

Morgan Stanley Senior Funding, Inc.,

as Syndication Agent

JPMorgan Chase Bank, N.A., Citibank, N.A. and Deutsche Bank Securities Inc.

as Documentation Agents

i

SCHEDULES:

Schedule 2.01 Commitments

EXHIBITS:

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Tax Certificate
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Note
Exhibit F	Form of Solvency Certificate
Exhibit G	Form of Notice of Loan Prepayment

TERM LOAN CREDIT AGREEMENT, dated as of August 15, 2025 (as amended, restated, supplemented or otherwise modified from time to time after the date hereof, this “Agreement”), among BAKER HUGHES HOLDINGS LLC (the “Borrower”), Baker Hughes Company (the “Parent Guarantor”), the Lenders (as defined below) party hereto and GOLDMAN SACHS BANK USA, as Administrative Agent (as defined below).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Business” means the Target and its subsidiaries.

“Acquisition” means the Parent’s direct or indirect acquisition of all of the outstanding equity interests of the Target in the manner contemplated by the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of July 28, 2025, by and among the Parent, Tango Merger Sub, Inc. and the Target (together with the schedules and exhibits thereto, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the requirements of Section 4.02(b)).

“Acquisition Agreement Representations” means such of the representations made by the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Parent Guarantor has (or a subsidiary of the Parent Guarantor has) the right (taking into account any applicable cure provisions) to terminate its (and/or its affiliates’) obligations, under the Acquisition Agreement as a result of the breach of such representations in the Acquisition Agreement.

“Act” has the meaning assigned to it in Section 9.10.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.1%; provided that, if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.1%; provided that, if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that General Electric Company and its Subsidiaries and Affiliates shall not constitute an Affiliate of the Parent Guarantor and its Subsidiaries.

“Agent-Related Person” has the meaning assigned to it in Section 9.03(d).

“Agreement Currency” has the meaning assigned to it in Section 9.17.

“Alternate Base Rate” means, for any day, a rate per annum rate of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day, plus 50 basis points per annum, and (c) the sum of (i) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) and (ii) 1.00% per annum; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate (or any component thereof) due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, NYFRB Rate or the Adjusted Term SOFR Rate, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.11(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to it in Section 9.05(b).

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to each Obligor and their respective subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” has the meaning assigned to it in paragraph (g) of Article III.

“Applicable Margin” means, for any day, with respect to any Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate (expressed in basis points per annum) set forth below under the caption “Commitment Fee Rate”, “Term Benchmark Loan Applicable Margin”, or “ABR Loan Applicable Margin”, as the case may be:

Pricing Level	Ratings Moody’s/S&P	Commitment Fee Rate	Term Benchmark Loan Applicable Margins	ABR Loan Applicable Margin
1	≥ Aa3/AA-	5.0	62.5	0.0
2	A1/A+	6.0	75.0	0.0
3	A2/A	7.5	87.5	0.0
4	A3/A-	9.0	100.0	0.0
5	≤Baa1/BBB+	12.5	112.5	12.5

For purposes of the foregoing, “Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Borrower’s senior unsecured non-credit enhanced long-term Indebtedness for borrowed money; provided that, if a Rating is issued by each of S&P and Moody’s, then the higher of such Ratings shall apply, unless there is a split in Ratings of more than one level, in which case the level that is one level lower than the higher Rating shall apply. The Ratings shall be determined from the most recent public announcement of any changes in the Ratings. If the rating system of S&P or Moody’s shall change, the Borrower and the Administrative Agent shall negotiate in good faith to amend this Agreement to reflect such changed rating system and, pending the effectiveness of such amendment, the Rating shall be determined by reference to the rating most recently in effect prior to such change.

“Applicable Party” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Commitment (or, on and after the Closing Date, such Lender’s outstanding principal amount of the Loans) and the denominator of which is the aggregate Commitments of all Lenders (or, on and after the Closing Date, the aggregate outstanding principal amount of the Loans of all Lenders).

“Approved Electronics Platform” has the meaning assigned to it in Section 2.15(b).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means all non-ordinary course asset sales or other non-ordinary course dispositions by the Parent Guarantor and its subsidiaries (excluding (w) factoring arrangements, (x) any leasing transactions, (y) sale-leaseback transactions and (z) dispositions by the Parent Guarantor’s foreign subsidiaries, to the extent the repatriation of the proceeds of such dispositions would result in material adverse tax consequences to the Parent Guarantor or any of its subsidiaries, as reasonably determined by the Borrower) or any casualty or condemnation event in respect of property of the Parent Guarantor and its subsidiaries (including the sale of stock of any subsidiary of the Parent Guarantor, but excluding casualty or condemnation events in respect of property of the Parent Guarantor’s foreign subsidiaries to the extent the repatriation of the proceeds of such casualty or condemnation event would result in material adverse tax consequences to the Parent Guarantor or any of its subsidiaries, as reasonably determined by the Borrower),. Notwithstanding the foregoing, the following shall not constitute an Asset Sale: (i) any intercompany transfer of assets or any disposition of assets among the Parent Guarantor and its subsidiaries, (ii) any other single disposition (or series of related dispositions) of the Parent Guarantor and its subsidiaries with received Net Cash Proceeds not to exceed $75 million and (iii) any other dispositions of the Parent Guarantor and its subsidiaries with aggregate Net Cash Proceeds received not to exceed $500 million (calculated without including any Net Cash Proceeds otherwise excluded pursuant to the preceding clause (ii)).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means, with respect to the making of Loans, the period from and including the Effective Date to and including the Commitment Termination Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then- removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.11.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Secrecy Act” means The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330), as amended.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that, if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.11.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.11.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (1) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (2) a “plan” as defined in and subject to Section 4975 of the Code to which Section 4975 of the Code applies, or (3) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrower” has the meaning given to it in the preamble hereto.

“Borrowing” means Loans of the same Type, made to the Borrower, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit B hereto.

“Bridge Facility” means the $14,900,000,000 senior unsecured bridge credit facility contemplated by that certain Commitment Letter, dated as of July 28, 2025, among Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLP, Morgan Stanley Senior Funding, Inc., the Parent Guarantor and the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, the term “Business Day” shall also exclude, when used in connection with a Loan referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means that any person or group of persons (within the meaning of Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended) other than Baker Hughes Company and its direct or indirect subsidiaries shall have acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of a majority of the outstanding shares of equity securities (or other securities convertible into such securities) of the Borrower at the time entitled to vote for election of directors (or equivalent governing body) of the Borrower. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of Baker Hughes Company becoming a direct or indirect subsidiary of a new parent company (“New Parent”); provided that no person or group of persons (as defined above) is or becomes the beneficial owner, directly or indirectly, of a majority of the outstanding shares of equity securities (or other securities convertible into such securities) of New Parent at the time entitled to vote for election of directors (or equivalent governing body) of New Parent, in each case as determined above.

“Charges” has the meaning assigned to it in Section 9.16.

“Chart Acquisition Related Conditions” has the meaning given to it in Section 2.03.

“Closing Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Termination Date” means the earliest of (i) the closing of the Acquisition without any borrowing of Loans hereunder, (ii) the date on which the Acquisition Agreement is terminated in accordance with its terms and such termination has either been publicly announced by a party thereto or the Administrative Agent has received written notice thereof from the Borrower (which notice the Borrower agrees to provide upon such termination), (iii) the termination of all Commitments in full (whether pursuant to Section 2.06 or Section 2.08 hereof) and (iv) 11:59 p.m. on the date that is five Business Days after the Outside Date (as defined in the Acquisition Agreement as in effect on July 28, 2025).

“Communications” has the meaning assigned to it in Section 8.03(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time (excluding treasury stock), determined in accordance with GAAP.

“Covered Party” has the meaning assigned to it in Section 9.13.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or (ii) pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent, or (d) has become the subject of (A) a public bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a public bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (B) a Bail-In Action.

“Disqualified Institution” means, collectively, those persons that are (i) competitors of the Borrower, the Parent Guarantors or their subsidiaries or the Acquired Business, identified in writing by the Borrower to the Administrative Agent from time to time (it being understood that, notwithstanding anything herein to the contrary, in no event shall a supplement apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest hereunder that is otherwise permitted hereunder, but upon the effectiveness of such designation, any such party may not acquire any additional Commitments, Loans or participations), (ii) such other persons identified in writing by the Borrower to the Administrative Agent prior to July 28, 2025 and (iii) affiliates of the persons identified pursuant to clauses (i) or (ii) that are either clearly identifiable by name or identified in writing by the Borrower to the Administrative Agent.

”Documentation Agents” means the Documentation Agents identified on the cover page of this Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“EMU Legislation” means legislative measures of the European Union (including, without limitation, the European Council regulations) for the introduction of, changeover to or operation of the Euro in one or more member states.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, in each case as now or hereafter in effect, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414(a) or (b) of the Code, and, for purposes of Section 412 of the Code, Section 414(m) of the Code.

“ERISA Event” means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or applicable regulation; (b) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) its net income or net profits (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by any jurisdiction as a result of such party being organized or resident, having its principal office or applicable lending office or doing business in such jurisdiction or (ii) that are Other Connection Taxes, (b) any withholding or backup withholding Taxes attributable to any person’s failure to comply with Section 2.13(e), (f) and (i) of this Agreement, (c) any Tax that is imposed pursuant to a law in effect at the time such person becomes a party to this Agreement or, in the case of any Lender, designates a new lending office, except to the extent that such Lender or its assignor, if any, was entitled, immediately prior to such designation of a new lending office or assignment, to receive additional amounts from the Borrower with respect to any tax pursuant to Section 2.13 and other than pursuant to an assignment request of the Borrower under Section 2.15(b), any Tax in the nature of the branch profits Tax within the meaning of Section 884(a) of the Code and any similar Tax imposed by any jurisdiction and (e) any U.S. federal withholding Taxes that are imposed by reason of or pursuant to FATCA.

“FATCA” means Sections 1471–1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively similar thereto and which does not impose criteria that are materially more onerous to comply with), any current or future regulations issued thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, or official agreement implementing any such agreements.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Fee Letters” means, collectively, (i) the Arranger Fee Letter, dated July 31, 2025, entered into among Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and the Borrower, and (ii) the Agent Fee Letter, dated July 31, 2025, entered into between Goldman Sachs Bank USA and the Borrower.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be zero.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantees by such Person of Indebtedness of others.

“Indemnified Taxes” means Taxes (other than Excluded Taxes and Other Taxes) that are imposed in respect of a payment by, or on account of an obligation of, the Borrower hereunder.

“Indemnitee” has the meaning given to it in Section 9.03(c).

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, (d) a Disqualified Institution or (e) the Borrower or any of its Affiliates; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05 and substantially in the form of Exhibit D hereto.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.11(d) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Judgement Currency” has the meaning assigned to it in Section 9.17

“Lead Arrangers” means the Joint Bookrunners and Joint Lead Arrangers identified on the cover page of this Agreement.

“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Approved Fund.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages, or liabilities of any kind.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and a statutory deemed trust; provided, however, that for the avoidance of doubt, the interest of a Person as owner or lessor under charters or leases of property and the rights of setoff of banks shall not constitute a “Lien” on or in respect of the relevant property.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Fee Letters, and any other document executed and delivered by any Obligor that is expressly designated as a Loan Document by its terms.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent or the Lenders hereunder.

“Maturity Date” means the date that is two years after the Closing Date.

“Maximum Liability” has the meaning given to it in Section 10.01.

“Maximum Rate” has the meaning assigned to it in Section 9.16.

“Moody’s” means Moody’s Investors Service, Inc. or any successor.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means, with respect to an Asset Sale, the excess, if any, of (i) the cash actually received by the Parent Guarantor or its subsidiaries in connection therewith (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) payments made to retire any debt that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Loans under this Agreement), (B) the reasonable fees and expenses incurred by the Parent Guarantor or any of its subsidiaries in connection therewith, (C) taxes reasonably estimated to be payable in connection with such transaction, and (D) the amount of reserves established by the Parent Guarantor or any of its subsidiaries in good faith and pursuant to commercially reasonable practices for adjustment in respect of the sale price of such asset or assets or to fund any indemnification or similar contingent liabilities in accordance with applicable generally accepted accounting principles, provided that if the amount of such reserves exceeds the amounts charged against such reserve, then such excess, upon the determination thereof, shall then constitute Net Cash Proceeds; provided, that any cash proceeds received by the Parent Guarantor or its subsidiaries in respect of an Asset Sale that are reinvested in or committed to be reinvested in or applied in the replacement or repair of assets to be used in the Parent Guarantor’s and/or its subsidiaries’ business within the Reinvestment Period shall not constitute Net Cash Proceeds; provided further, that if any cash proceeds are so committed, such reinvestment shall in any event occur within 270 days of the Receipt Date in order to be excluded as Net Cash Proceeds.

“New Parent” has the meaning given to it in the definition of “Change of Control”.

“Non-Consenting Lender” has the meaning given to it in Section 2.15(b).

“Non-U.S. Lender” has the meaning given to it in Section 2.13(e).

“Note” has the meaning given to it in Section 2.07(e).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor arising under any Loan Document or otherwise with respect to any Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including reimbursement obligations, fees, indemnities, costs and expenses and interest and fees that accrue after the commencement by or against any Obligor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligors” means, collectively, the Borrower and the Parent Guarantor, and “Obligor” means each of the foregoing.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13(g) or 2.15).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Guarantor” has the meaning given to it in the preamble hereto.

“Participant” has the meaning given to it in Section 9.04(c).

“Participant Register” has the meaning given to it in Section 9.04(c).

“Payment” has the meaning given to it in Section 8.06(c)(i).

“Payment Notice” has the meaning given to it in Section 8.06(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“PDF”, when used in reference to notices via e-mail attachment, means portable document format or a similar electronic file format.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pre-Closing Funded Amount” has the meaning given to it in Section 2.03.

“Pre-Closing Funding Account” has the meaning given to it in Section 2.03.

“Pre-Closing Funding Date” has the meaning given to it in Section 2.03.

“Pre-Closing Funding Election” has the meaning given to it in Section 2.03.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Plan Asset Regulations” means the U.S. Department of Labor regulations issued at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Projections” has the meaning assigned to it in paragraph (l) of Article III.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c) (8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.13.

“Receipt Date” means the date on which the net cash proceeds in respect of any Asset Sale are received.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reinvestment Period” shall mean the six-month period (or in the case of any casualty or condemnation event with respect to any asset, such longer period as may be reasonably required to replace or repair the affected asset) after the Receipt Date; provided, that if any net cash proceeds are so committed, the Reinvestment Period shall be extended to 270 days after the Receipt Date.

“Related Parties” means, with respect to any specified Person, any (or all, as the context may require) of such Person’s controlled affiliates and controlling persons and its or their respective directors, officers, employees, agents, advisors and other representatives thereof directly involved in the transaction and, in the case of agents, advisors and other representatives, only to the extent acting on behalf or at the instruction of such Person or its controlled affiliates or controlling persons; provided, that each reference to a controlling person, controlled affiliate, director, officer or employee in this sentence pertains to a controlling person, controlled affiliate, director, officer or employee involved in the negotiation or syndication of this Agreement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, at any time, Lenders (excluding Defaulting Lenders) having Loans and Commitments representing more than 50% of the sum of the total Loans and Commitments at such time (in each case, excluding the Commitments and Loans of Defaulting Lenders).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the president or Financial Officer of the Borrower.

“Return Date” has the meaning given to it in Section 2.03.

“S&P” means Standard & Poor’s Financial Services LLC or any successor.

“Sanctioned Country” means, at any time, a country or territory which is itself the target of comprehensive Sanctions (which are, at the time of this Agreement, the Crimea region, so-called Donetsk People’s Republic and Luhansk People’s Republic, and non-Ukrainian government controlled areas of the Kherson and Zaporizhzhia regions in Ukraine, Cuba, Iran, and North Korea).

“Sanctioned Person” means, at any time, any Person with whom or which transactions are prohibited under Sanctions, including by virtue of being (a) listed in any Sanctions-related list (b) located, organized or resident in a Sanctioned Country, or (c) directly or indirectly 50% or more owned by, or otherwise controlled by, any Person or Persons referenced in clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, as of the Closing Date, immediately after giving effect to the consummation of the Transactions, on and as of such date (a) the fair value of the assets of the Parent Guarantor and its subsidiaries on a consolidated basis, at a fair valuation on a going concern basis, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Parent and its subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Parent Guarantor and its subsidiaries on a consolidated and going concern basis will be greater than the amount that will be required to pay the probable liability of the Parent Guarantor and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Parent Guarantor and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course of business; and (d) the Parent Guarantor and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

“Specified Representations” means the representations and warranties of the Obligors set forth in paragraphs (a), (b) (in the case of the representation regarding no violation of contractual restrictions, limited to any contractual agreement with respect to indebtedness of the Parent Guarantor, the Borrower and their subsidiaries in a committed or outstanding principal amount of at least $250 million (in each case, without giving effect to any “material adverse effect” qualification), (c), (d), (f) (limited to the fourth sentence thereof), (g), (k) and (n) of Article III.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” has the meaning given to it in Section 9.18.

“Supported QFC” has the meaning assigned to it in Section 9.13.

“Syndication Agents” means the Syndication Agents identified on the cover page of this Agreement.

“Target” means Chart Industries, Inc., a Delaware corporation.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Transaction” means (i) the Acquisition (including the refinancing of certain indebtedness of the Target and its subsidiaries), (ii) the Borrower’s receipt, issuance or borrowing, as applicable, of senior unsecured debt securities through a public offering or in a private placement and the Loans under this Agreement, (iii) to the extent the Borrower does not have sufficient capital from available liquidity sources, including available cash of the Parent Guarantor and its subsidiaries, and the proceeds of indebtedness described in clause (ii) to finance the Acquisition and pay the related fees and expenses on the Closing Date for any reason, the incurrence of loans under the Bridge Facility, and (iv) and the other transactions contemplated by or related to the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 9.13.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., “Term Benchmark Loans”). Borrowings also may be classified and referred to by Type (e.g., “a Term Benchmark Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (b) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.05. Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each, a “Loan”) in Dollars to the Borrower in a single drawing on the Closing Date during the Availability Period in an aggregate principal amount that will not result in such Lender’s Loans exceeding such Lender’s Commitment. Loans prepaid or repaid may not be reborrowed. The Loans shall in each case be ABR Loans or Term Benchmark Loans, as the Borrower shall request.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective unused Commitments. Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith.

(b) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, other than any Commitment made by a Lender through an Approved Fund as described in the definition thereof, which Commitment shall be the joint obligation of such Approved Fund and its designating Lender, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(c) Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(d) At the commencement of each Interest Period for any Term Benchmark Borrowing and at the time that each ABR Borrowing is made, as the case may be, such Borrowing shall be in an aggregate amount that is an integral multiple of $2,500,000 and not less than $10,000,000 for Term Benchmark Borrowings and ABR Borrowings; provided that each such Borrowing may be in an aggregate amount that is equal to the entire balance of the total Commitments or the aggregate Loans then-outstanding.

(e) Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings made by the Borrower.

(f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Term Benchmark Borrowing, not later than 12:00 p.m. (or such later time, as the Administrative Agent may agree to), New York City time, one U.S. Government Securities Business Day before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m. (or such later time, as the Administrative Agent may agree to), New York City time, on the date of the proposed Borrowing. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount and currency of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;

(iv) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, if a Pre-Closing Funding Election has been made, subject solely to the satisfaction (or waiver by the Required Lenders) of the conditions set forth in Section 4.02 other than the Chart Acquisition Related Conditions, each Lender shall, before 1:00 p.m. (Local Time) two Business Days prior to the proposed date of Borrowing set forth in the Borrowing Request (or such later time prior to the proposed date of Borrowing as requested by the Borrower in its sole discretion) (such date the “Pre-Closing Funding Date”), fund into the Pre-Closing Funding Account, in same day funds, such Lender’s ratable portion of such Borrowing (such amounts, the “Pre-Closing Funded Amount”). Each Lender authorizes the Administrative Agent to release all amounts deposited by the Lenders into the Pre-Closing Funding Account and make such funds available to the Borrower on the Closing Date subject solely to the satisfaction (or waiver by the Required Lenders) of each of the Chart Acquisition Related Conditions on the Closing Date, whereupon the Administrative Agent will make such funds available to the Borrower in immediately available funds to the account or accounts specified by the Borrower to the Administrative Agent in the Borrowing Request; provided that, (x) the “Pre-Closing Funding Election” shall mean the election by the Borrower to cause the Pre-Closing Funded Amount to be funded to the Pre-Closing Funding Account on the Pre-Closing Funding Date, which election shall be set forth in or accompany a Borrowing Notice delivered not later than (i) 12:00 noon, New York City time, on the third Business Day prior to the Pre-Closing Funding Date (in the case of Term SOFR Loans) and (ii) 10:00 a.m., New York City time, on the Business Day prior to the Pre-Closing Funding Date (in the case of ABR Loans), (y) upon funding thereof, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required under Section 4.02 to be consented to or approved by or acceptable or satisfactory to a Lender and (z) solely for the purpose of the foregoing authorization, receipt of the certificates pursuant to Section 4.02(g) and (h) shall be deemed satisfaction of the applicable conditions set forth in Section 4.02(b), (c), (d), (e), (g) and (h), as applicable, and the Administrative Agent shall be fully allowed to rely on such certificates and shall not be liable for any action taken in reliance on such certificate. In the event the satisfaction (or waiver by Required Lenders) of the conditions set forth in Section 4.02 does not occur by 12:00 noon, New York City time, on the date that is three Business Days after the Pre-Closing Funding Date (the “Return Date”), the Pre-Closing Funded Amount shall be returned to the respective Lenders within one Business Day of the Return Date, and the Borrower shall simultaneously therewith pay interest accrued thereon from the Pre-Closing Funding Date to the Return Date, together with any amounts due thereon pursuant to Section 2.16, calculated as if the return of such funds was a prepayment of Loans in an equal principal amount on the Return Date; provided that, for the avoidance of doubt, to the extent the Pre-Closing Funded Amount has been returned to the Lenders in accordance with this sentence, (i) the Borrower shall not be prohibited from submitting a subsequent Borrowing Notice in accordance with this Section 2.03 and (ii) the Commitment of each Lender shall be determined without giving effect to such Lender’s funding of the Pre-Closing Funded Amount. The Borrower agrees that interest shall accrue on the Pre-Closing Funded Amount from and including the Pre-Closing Funding Date as if the Pre-Closing Funded Amount had been advanced to the Borrower as a Loan hereunder; provided, that if a Pre-Closing Funding Election has been made by the Borrower, no commitment fee pursuant to Section 2.09(a) shall accrue on any date on which the Pre-Closing Funded Amount is held in the Pre-Closing Funding Account. For the purpose of this Section

2.02(a), the “Pre-Closing Funding Account” means an account in the name of (i) the Administrative Agent or an Affiliate of the Administrative Agent or (ii) a financial institution (in its capacity as escrow agent) designated by the Administrative Agent and approved by the Borrower, which account has been identified as the “Pre-Closing Funding Account” by notice in writing from the Borrower to the Lenders, and which account shall have terms reasonably satisfactory to the Administrative Agent and the Borrower and “Chart Acquisition Related Conditions” means the conditions set forth in Section 4.02(b), (c), (d), (e), (f), (g) and (h).

SECTION 2.04. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars by 12:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith promptly on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.05. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. The Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(d) If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Commitments shall automatically terminate on the Commitment Termination Date (after giving effect to any Borrowing on such date). On the Closing Date, after giving effect to any Borrowing on such date, all remaining Commitments shall automatically terminate in full.

(b) The Borrower may at any time terminate, or from time to time reduce, any of the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $50,000,000.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce any of the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a capital markets transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) In the event that the Parent Guarantor or any of its Subsidiaries actually receives any Net Cash Proceeds arising from any Asset Sale during the period commencing on the Effective Date and ending on the Closing Date (prior to the funding of any Loans) and after the Reinvestment Period for such Asset Sale is completed, then the Commitments then outstanding shall be automatically reduced in an amount equal to 100% of such Net Cash Proceeds on the date of receipt by the Parent Guarantor or, as applicable, any of its Subsidiaries of such Net Cash Proceeds. The Borrower shall give the Administrative Agent written notice of the receipt of Net Cash Proceeds that reduce the Commitments pursuant to this Section 2.06(d) within three Business Days of the completion of the Reinvestment Period with respect to such Asset Sale, along with a reasonably detailed calculation of such Net Cash Proceeds.

SECTION 2.07. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date in Dollars.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans to it in accordance with the terms of this Agreement.

(e) Any Lender may reasonably request that Loans made by it to the Borrower be evidenced by a promissory note (a “Note”) substantially in the form of Exhibit E. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

SECTION 2.08. Prepayment of Loans.

(a) Subject to prior notice in accordance with paragraph (b) of this Section, the Borrower may at its option, at any time, without premium or penalty of any kind (other than any payments required under Section 2.16), prepay, in whole or in part, any Borrowings in Dollars.

(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by email with PDF attachment) or e-mail with PDF attachment, which shall be substantially in the form of Exhibit G hereto, of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 12:00 p.m., New York City time, on the date one Business Day prior to the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

(c) In the event that the Parent Guarantor or any of its Subsidiaries actually receives any Net Cash Proceeds arising from any Asset Sale on or after the Closing Date and after the Reinvestment Period for such Asset Sale is completed, then the Borrower shall repay Loans then outstanding in an amount equal to 100% of such Net Cash Proceeds within three Business Days of the date of the completion of the Reinvestment Period for such Asset Sale. The Borrower shall give the Administrative Agent written notice of the receipt of Net Cash Proceeds that shall repay the Loans pursuant to this Section 2.08(c) within three Business Days of the completion of the Reinvestment Period with respect to such Asset Sale, along with a reasonably detailed calculation of such Net Cash Proceeds.

SECTION 2.09. Fees.

(a) The Borrower agrees to pay the Administrative Agent for the account of each Lender a commitment fee in Dollars, which shall accrue at a rate per annum equal to the Applicable Margin under the caption “Commitment Fee Rate” on the average daily unused amount of each Commitment of such Lender during the period from and including November 25, 2025 to but excluding the date on which all Commitments terminate in accordance with Section 2.06. Accrued commitment fees for a fiscal quarter shall be payable in arrears on the 15th day of January, April, July and October of each year following such fiscal quarter and on the date on which all Commitments terminate in accordance with Section 2.06, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate).

(b) The Borrower agrees to pay the fees specified in the Fee Letters to the Persons entitled thereto when at the times separately agreed in the Fee Letters.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.10. Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in Dollars in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) all accrued interest on a Loan shall be payable upon the Maturity Date.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate or Adjusted Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), and (f) of this Section 2.11, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error), prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that, prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or e-mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing; provided that, if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to the Adjusted Term SOFR Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.

(b) Notwithstanding anything to the contrary herein, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 2.11.

(e) Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent shall modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.11, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute an ABR Loan on such day.

SECTION 2.12. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as specified in paragraph (a) or (b) of this Section, setting forth in reasonable detail the calculation of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by law; provided that if the applicable Withholding Agent shall be required by applicable law (as determined in the good faith discretion of such applicable Withholding Agent) to deduct or withhold any Taxes from such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives from the Borrower an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make such deductions or withholdings and (iii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. For the avoidance of doubt, a Tax imposed by reason of or pursuant to FATCA is a Tax required by law to be deducted or withheld.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be (other than any penalties, interest and expenses resulting from any bad faith, gross negligence or willful misconduct of the Administrative Agent or such Lender), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, on or about the date on which such Lender becomes a Lender under this Agreement and at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, on or about the date on which such Lender becomes a Lender under this Agreement or if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law (together with any supplementary documentation) or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine the withholding or deduction required to be made, including whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, (i) each Lender (or assignee or Participant) that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two executed copies of IRS Form W-9 certifying that such Lender (or assignee or Participant) is exempt from U.S. federal backup withholding tax, (ii) each Lender (or assignee or Participant) that is not a “United States person” as defined in Section 7701(a) (30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) whichever is applicable: (1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, (2) two executed copies of IRS Form W-8ECI, (3) in the case of a Non-

U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate substantially in the form of Exhibit C-1, C-2, C-3 or C-4, as applicable (a “U.S. Tax Compliance Certificate”), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments under this Agreement and (y) two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (4) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, or other certification documents from each beneficial owner, as applicable, provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (iii) if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable documentation or reporting requirements of FATCA (including those required pursuant to Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment (and, solely for purposes of this Section 2.13(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement). Such forms and documentation shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Lender shall deliver such forms and documentation promptly upon the expiration, obsolescence or invalidity of any form or documentation previously delivered by such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification (or any other form of certification adopted by the U.S. taxing authorities for such purpose) or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form and documentation pursuant to this Section that such Lender is not legally able to deliver.

(f) [Reserved]

(g) The Administrative Agent and each Lender shall use reasonable efforts (consistent with its internal policy applied on a non-discriminatory basis and legal and regulatory restrictions) to designate a different applicable lending office for the Loans made by it and its Commitments or to take other appropriate actions if such designation or actions, as the case may be, will avoid the need for, or reduce the amount of, any payments the Borrower is required to make under this Section 2.13, and will not, in the reasonable opinion of the Administrative Agent or such Lender, be otherwise materially disadvantageous to the Administrative Agent or such Lender.

(h) Each Lender shall severally indemnify the Administrative Agent within 10 days after written demand therefor, for the full amount of any Taxes attributable to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(i) With respect to payments made by the Borrower to the Administrative Agent for the benefit, or on account of any Lender (or Participant), (i) any Administrative Agent that is a “United States person” as defined in Section 7701(a)(30) of the Code will provide an IRS Form W-9, and (ii) any Administrative Agent that is not a “United States person” as defined in Section 7701(a)(30) of the Code will provide an IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and an IRS Form W-8IMY (a) certifying its status as a qualified intermediary, (b) assuming primary withholding responsibility for purposes of chapters 3 and 4 of the Code, and (c) either (1) assuming primary IRS Form 1099 reporting and backup withholding responsibility or (2) assuming reporting responsibility as a participating FFI or registered deemed-compliant FFI with respect to accounts that it maintains and that are held by specified U.S. persons as permitted under Treasury Regulations Section 1.6049-4(c)(4)(i) or (c)(4)(ii) in lieu of IRS Form 1099 reporting. No Administrative Agent shall be permitted to make the election described in Section 1471(b)(3) of the Code.

(j) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts paid pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any penalties, interest or other charges resulting from any bad faith, negligence or willful misconduct of such indemnified party) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(k) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement.

SECTION 2.14. Payments Generally.

(a) Unless otherwise specified herein, the Borrower shall make each payment required to be made by it hereunder (including under Sections 2.12, 2.13, 2.16, or otherwise) prior to 1:00 p.m., New York City time, on the date when due. All such payments shall be made in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices as set forth in Section 9.01 or at such other office as directed by the Administrative Agent, except that payments pursuant to Sections 2.12, 2.13, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute in like funds any such payments received by for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the currency in which the applicable payment obligation is due.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans hereunder resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments made shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment from the Borrower is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(b) or 2.14(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.15. Mitigation of Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13 as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (x) any Lender requests compensation, or is entitled to payments, under Section 2.12 or Section 2.13 or is affected in the manner described in Section 2.17, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, (y) if any Lender is a Defaulting Lender or (z) any Lender (the “Non-Consenting Lender”) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document (a “Proposed Change”) that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Borrower may, at its sole expense and effort (in the case of a claim for compensation under, or payments pursuant to, Section 2.12 or Section 2.13, in the case of illegality under Section 2.17 or a replacement pursuant to clause (z)) or at the expense and effort of any such Defaulting Lender, upon notice to such Lender and the

Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.12 or Section 2.13) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under, or payments pursuant to, Section 2.12 or Section 2.13 or from illegality under Section 2.17, such assignment will result in a reduction in such compensation or payments or eliminate the illegality, as the case may be. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system as to which the Administrative Agent and such parties are participants (“Approved Electronic Platforms”)), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(b) and is revoked in accordance herewith), or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term Benchmark Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted Term SOFR Rate for such Interest Period, over (ii) the amount of interest (as reasonably determined by such Lender) that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the relevant currency from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

SECTION 2.17. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in applicable law or regulation or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Term Benchmark Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Term Benchmark Loans, continue Term Benchmark Loans as such and convert ABR Loans into Term Benchmark Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Term Benchmark Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion or repayment of a Term Benchmark Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Term Benchmark Loans or to convert ABR Loans into Term Benchmark Loans shall be reinstated.

SECTION 2.18. [Reserved].

SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.09;

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Applicable Percentage without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(c) the Commitment and Loan of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

ARTICLE III

REPRESENTATIONS OF BORROWER

Each Obligor represents for and as to itself on the Effective Date and the Closing Date as follows:

(a) Such Obligor has been duly organized and is validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, and such Obligor has all requisite power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by such Obligor of this Agreement has been duly authorized by all necessary limited liability company action and does not and will not violate any provision of any law or regulation, or contractual or limited liability company restrictions, in each case, binding on such Obligor and material to such Obligor and its subsidiaries, taken as a whole.

(c) This Agreement constitutes a legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, subject however to (i) the exercise of judicial discretion in accordance with general principles of equity and (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights heretofore or hereafter enacted.

(d) The proceeds of the Loans made to the Borrower shall not be used for a purpose which violates Regulation T, Regulation U or Regulation X.

(e) As of the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Obligor, threatened by or against any subsidiary or against any of their respective properties or revenues (i) with respect to this Agreement or any of the transactions contemplated hereby or (ii) that would reasonably be expected to have a Material Adverse Effect.

(f) Each Obligor maintains in effect policies and procedures designed to promote compliance in all material respects by such Obligor, its subsidiaries, and their respective directors, officers, employees and agents (acting in their respective capacities) with Anti-Corruption Laws and applicable Sanctions. Each Obligor and their respective subsidiaries and, to the knowledge of such Obligor, their respective directors, officers, employees and agents (acting in their respective capacities), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects, and no action, suit or proceeding by or before any Governmental Authority involving any Obligor or their respective subsidiaries with respect to Anti-Corruption Laws or Sanctions is pending or threatened. None of Obligors or any of their respective subsidiaries nor, to the knowledge of the Obligors, any of their respective directors, officers or employees or any of their respective agents that will act in any capacity in connection with this Agreement is a Sanctioned Person. No part of the proceeds of the Loans will be used by the Borrower in violation of Anti-Corruption Laws or applicable Sanctions other than to the extent that such representation would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union) or any similar applicable blocking or anti-boycott law or regulation in the United Kingdom.

(g) Each Obligor maintains in effect policies and procedures designed to implement compliance in all material respects by such Obligor, its subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Money Laundering Laws. The operations of such Obligor and its subsidiaries are in compliance in all material respects with the Bank Secrecy Act and implementing regulations, to the extent applicable to such Obligor or any subsidiary, and the applicable anti-money laundering statutes of jurisdictions where such Obligor and its subsidiaries conduct business, and the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving such Obligor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(h) Such Obligor is not an Affected Financial Institution.

(i) (i) The consolidated balance sheet of the Parent Guarantor and its statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2024, reported on by KPMG LLP, independent public accountants, as filed with the Securities and Exchange Commission, present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP; (ii) the unaudited consolidated balance sheet of the Parent Guarantor and its statements of income, stockholders equity and cash flows as of and for the fiscal quarter ended June 30, 2025, as filed with the Securities and Exchange Commission, present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP and (iii) since December 31, 2024, to the date hereof, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect with respect to the Parent Guarantor and its subsidiaries, taken as a whole.

(j) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any borrowing hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each borrowing hereunder, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

(k) No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(l) The Borrower will ensure that any information, including financial statements or other documents but excluding information of a general economic or general industry nature, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder, taken as a whole, contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section; provided, however, that, with respect to any such information, exhibit or report consisting of statements, estimates, pro forma financial information, forward-looking statements and projections regarding the future performance of the Borrower or any of its Subsidiaries (“Projections”), no representation or warranty is made other than that such Projections have been prepared in good faith based upon assumptions believed by the Borrower or such Subsidiary to be reasonable at the time.

(m) As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement, if any, is true and correct in all respects.

(n) As of the Closing Date, the Parent Guarantor and its subsidiaries, on a consolidated basis, are Solvent.

ARTICLE IV

CONDITIONS

SECTION 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (x) from each Lender, either (i) a counterpart of this Agreement signed on behalf of such party or parties or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party or parties have signed a counterpart of this Agreement, (y) from the Borrower, a counterpart of this Agreement signed on behalf of the Borrower, and (z) from the Parent Guarantor, a counterpart of this Agreement signed on behalf of the Parent Guarantor.

(b) The Administrative Agent shall have received the favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Cleary Gottlieb Steen & Hamilton LLP. The Obligors hereby request such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and, if applicable, good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) (i) All representations and warranties in this Agreement shall be true and correct in all material respects on and as of the Effective Date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be required to be true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects and (ii) no Default or Event of Default shall have occurred and be continuing.

(e) Payment of all reasonable and documented fees and expenses required to be reimbursed hereunder (with respect to expenses, to the extent invoiced at least two Business Days prior to the Effective Date);

(f) (i) The Administrative Agent shall have received, at least three Business Days prior to the Effective Date, all documentation and other information regarding the Obligors requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, to the extent reasonably requested in writing of the Obligors at least 10 Business Days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied); and

(g) The Administrative Agent shall have received a customary officer’s certificate from a Responsible Officer certifying as to the satisfaction of the condition in Section 4.01(d) above.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Closing Date. The obligation of each Lender to make a Loan on the Closing Date is subject to the satisfaction of the following conditions:

(a) The Effective Date shall have occurred.

(b) The Acquisition shall have been consummated substantially concurrently with the borrowing under this Agreement materially in accordance with the Acquisition Agreement and the Acquisition Agreement shall not have been amended or modified, and no condition shall have been waived or consent granted by, in each case, the Borrower, in any respect that is materially adverse to the Lenders or the Lead Arrangers without the Lead Arrangers’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (a) any decrease in the purchase price shall not be materially adverse to the interests of the Lenders or the Lead Arrangers so long as such decrease is less than 10% of the aggregate consideration for the Acquisition and such reduction is applied to reduce the Bridge Facility on a dollar-for-dollar basis, (b) any decrease in the purchase price shall be materially adverse to the interests of the Lenders or the Lead Arrangers if such decrease is equal to or greater than 10% of the aggregate consideration for the Acquisition, (c) any increase in the purchase price shall not be materially adverse to the Lenders or the Lead Arrangers so long as such increase is not funded with third-party debt for borrowed money, (d) any amendment or modification to the definition of the term “Chart Material Adverse Effect” in the Acquisition Agreement will be deemed to be materially adverse to the interests of the Lenders and the Lead Arrangers and (e) any amendment, modification or waiver of Section 7.07 of the Acquisition Agreement will be deemed to be materially adverse to the interests of the Lenders and the Lead Arrangers).

(c) Since July 28, 2025, there shall not have occurred a Chart Material Adverse Effect (as defined in the Acquisition Agreement as in effect on July 28, 2025).

(d) Each of the Acquisition Agreement Representations shall be true and correct and each of the Specified Representations shall be true and correct in all material respects, in each case, at the time of, and after giving effect to, the making and application of the Loans on the Closing Date.

(e) On the Closing Date, there shall exist no Event of Default under Section 7.01(a), 7.01(b), 7.01(d), 7.01(e) or 7.01(f) (with respect to an Event of Default under Section 7.01(d), 7.01(e) and 7.01(f), limited to any Obligor).

(f) The Administrative Agent shall have received audited consolidated balance sheets and related statements of earnings, comprehensive income, equity, and cash flows of the Parent Guarantor and its subsidiaries for each of the last three full fiscal years ended at least 60 days prior to the Closing Date, and unaudited consolidated balance sheets and related statements of earnings, comprehensive income, equity, and cash flows of the Parent Guarantor and its subsidiaries for each subsequent fiscal quarterly interim period or periods ended at least 40 days prior to the Closing Date (and the corresponding period(s) of the prior fiscal year), in each case, which are prepared in accordance with GAAP (it being understood that, with respect to such financial information for each such fiscal year and subsequent interim period, such condition shall be deemed satisfied through the filing by the Parent Guarantor of its annual report on Form 10-K or quarterly report on Form 10-Q with respect to such fiscal year or interim period).

(g) The Administrative Agent shall have received a solvency certificate, dated as of the Closing Date and substantially in the form of Exhibit F hereto, duly signed by a Financial Officer.

(h) The Administrative Agent shall have received a customary officer’s certificate from a Responsible Officer certifying as to the satisfaction of the conditions in Section 4.02(b), 4.02(c), 4.02(d) and 4.02(e) above.

(i) The Administrative Agent shall have received a Borrowing Request duly signed by the Borrower.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall:

SECTION 5.01. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all applicable law, rules, regulations and orders (including, without limitation, ERISA and environmental laws and permits) except to the extent that failure to so comply (in the aggregate for all such failures) would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to promote compliance in all material respects by the Borrower, its Subsidiaries, and their respective directors, officers, employees and agents (acting in their respective capacities) with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.02. Preservation of Existence. (a) Preserve and maintain and cause each of its Subsidiaries to preserve and maintain (unless, in the case of any Subsidiary, the Borrower or such Subsidiary determines that such preservation and maintenance is no longer necessary in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole), its corporate or organizational existence, rights (charter and statutory), franchises, permits, licenses, approvals and privileges in the jurisdiction of its organization; provided, however, that the Borrower and its Subsidiaries may consummate any merger, consolidation conveyance, transfer, lease or disposition permitted under Section 6.03; and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege, franchise or, solely in the case of Subsidiaries, existence, if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign organization in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to so qualify or remain qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Taxes. Pay or cause to pay, and cause each of its Subsidiaries to pay or cause to pay, in the ordinary course of business consistent with past practice, (i) all taxes, assessments, charges and like levies levied or imposed upon it or upon its income, profits or property due and payable and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that in no event shall either the Borrower or any Subsidiary be required to pay and discharge any such tax, assessment, charge, levy or claim if (A) the failure to do so (in the aggregate for all such failures) could not reasonably be expected to have a Material Adverse Effect or (B) the tax, assessment, charge, levy or claim is being contested in good faith and by appropriate proceedings and reserves, if required by GAAP, have been established in conformity with GAAP.

SECTION 5.04. Reporting Requirements. Furnish to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower commencing with the fiscal year ended December 31, 2025, a copy of the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing;

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, 2025), the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter; and

(c) within five (5) Business Days after filing with the SEC, copies of all registration statements (other than on Form S-8), proxy statements, Forms 8-K (other than press releases) and Schedules 13-D filed by, or in respect of, the Borrower or any of its Subsidiaries with the SEC;

(d) as soon as possible, and in any event within ten (10) days after any Responsible Officer has obtained knowledge of the occurrence of any Default or Event of Default, written notice thereof setting forth details of such Default or Event of Default and the actions that the Borrower has taken and proposes to take with respect thereto;

(e) such other information as any Lender through the Administrative Agent may from time to time reasonably request, including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP. Timely filing of such statements with the Securities and Exchange Commission shall constitute compliance with this Section 5.04; provided that the Borrower agrees to provide hard copies of such statements to any Lender upon the reasonable request of such Lender made to the address provided in Section 9.01(b). The Borrower may satisfy its obligations with respect to financial information relating to the Borrower by furnishing financial information relating to the Parent Guarantor in each case in accordance with the foregoing.

SECTION 5.05. Notices of Other Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a) the filing or commencement of any action, suit, proceeding or investigation by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(b) any other development that results in a Material Adverse Effect.

Each notice delivered under this Section (i) shall be in writing and (ii) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice. Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Borrower be required to disclose or provide that portion of any information (x) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable laws or regulations, (y) that is subject to attorney-client or similar privilege or constitutes attorney work product or (z) in respect of which the Borrower owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into solely in contemplation of the restrictions set forth in this sentence).

SECTION 5.06. Books and Records. Keep books of record and account, in which entries shall be made of financial transactions and the assets and business of the Borrower and each Subsidiary to the extent necessary for the Borrower to prepare financial statements in accordance with GAAP on a consolidated basis.

SECTION 5.07. Maintenance of Properties. Maintain and preserve, and cause each of its material Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of the business of the Borrower and its material Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

SECTION 5.08. Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable to the Borrower or such Subsidiary and, if a comparable arm’s-length transaction is known by the Borrower, no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided, however, that the foregoing restriction shall not apply to:

(a) transactions between or among any of the Parent Guarantor, the Borrower and their respective Subsidiaries;

(b) transactions or payments pursuant to any employment arrangements or employee, officer or director benefit plans or arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(c) to the extent permitted by law, customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any of its Subsidiaries;

(d) transactions pursuant to any contract or agreement in effect on the date hereof, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, not materially less favorable to the Borrower and its Subsidiaries than such contract or agreement as in effect on the date hereof;

(e) any transaction or series of transactions between the Borrower or any Subsidiary and any of their joint ventures, provided that such transaction or series of transactions is in the ordinary course of business and consistent with past practices of the Borrower, and/or its Subsidiaries and their joint ventures;

(f) the issuance of equity interests of the Borrower to any Person or the repurchase of equity interests of the Borrower from any Person;

(g) transactions entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Borrower or a Subsidiary; provided such transaction is not entered into in contemplation of such event; or

(h) any transaction between or among the Borrower or any of its Subsidiaries, on the one hand, and any of their Affiliates, on the other hand, that provides for an exchange of value of less than $20,000,000.

SECTION 5.09. Anti-Corruption and Sanctions. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall require pursuant to its policies and procedures that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, including pursuant to a license or permit, or (C) in any manner that would result in the material violation of any Sanctions applicable to the Borrower and its Subsidiaries, other than to the extent that such covenant would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union) or any similar applicable blocking or anti-boycott law or regulation in the United Kingdom.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not:

SECTION 6.01. Liens. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties whether now owned or hereafter acquired to secure Indebtedness, except:

(a) Liens on or with respect to any of the properties of the Borrower and any of its Subsidiaries existing on the date hereof;

(b) (A) Liens on or with respect to property acquired from any Person other than the Borrower or a Subsidiary (including acquisitions through merger or consolidation or the acquisition of equity interests of any Person owning such property), leased, constructed, improved or repaired by the Borrower or any of its Subsidiaries (including general intangibles, proceeds and improvements, accessories and upgrades thereto) and created contemporaneously with, or within 12 months after, such acquisition or lease or the commencement or completion of construction, improvement or repair to secure or provide for the payment of all or a portion of the purchase price of such property or the cost of construction or improvement or repair thereof (including any Indebtedness and other obligations incurred to finance such acquisition, lease, construction, improvement or repair), as the case may be and (B) Liens on property (including any unimproved portion of partially improved property) of the Borrower or any of its Subsidiaries created within 12 months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction (including any Indebtedness incurred to finance such construction) if, in the opinion of the Borrower, such property or such portion thereof was prior to such construction substantially unimproved for the use intended by the Borrower; provided, however, no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved (including any unimproved portion of a partially improved property) including general intangibles, proceeds and improvements, accessories and upgrades thereto;

(c) Liens arising in connection with capitalized leases, provided that no such Lien shall extend to or cover any assets other than the assets subject to such capitalized leases; and proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the property leased pursuant thereto;

(d) Any Lien existing on any property (including general intangibles, proceeds and improvements, accessories and upgrades thereto) prior to the acquisition (including acquisition through merger or consolidation or the acquisition of the equity interests of any Person owning such property) thereof by the Borrower or any of its Subsidiaries or existing on any property of any Person that becomes a Subsidiary after the date hereof (including Liens on the Equity Interests of such Person) prior to the time such Person becomes a Subsidiary, provided that such Lien is not created in contemplation or in connection with such acquisition or such Person becoming a Subsidiary and no such Lien shall be extended to cover property other than the asset being acquired and other assets of such Person (and any Subsidiary of that Person) that are required to be pledged pursuant to agreements existing as of the date of such acquisition or such Person becoming a Subsidiary (including general intangibles, proceeds and improvements, accessories and upgrades thereto);

(e) Liens securing Indebtedness of a Subsidiary owing to the Borrower, the Parent Guarantor or to another Subsidiary of the Borrower;

(f) any Lien in favor of the United States or any state thereof or any other country or political subdivision thereof, or any Governmental Authority of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control or similar revenue bonds;

(g) Liens arising in connection with the pledge of any equity interests in any joint venture (that is not a Subsidiary) to secure Indebtedness of such joint venture as to which the lenders in respect thereof will not, pursuant to the terms of the agreements governing such Indebtedness, have any recourse to the stock or assets of the Borrower or any Subsidiary, other than such pledged equity interests;

(h) Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness or other obligation secured by any Lien referred to in the foregoing clauses (a), (b), (c), (d), (e), (f) and (g); provided that (A) the principal amount of the Indebtedness or other obligation secured thereby is no greater than the outstanding principal amount of such Indebtedness, or, if greater, the existing commitment amount of such Indebtedness (provided that such commitment amount has not been increased in contemplation of such event), or other obligation immediately before such extension, renewal, refinancing, refunding or replacement plus any amount necessary to pay any accrued interest, fees or expenses, premiums and original issue discount related thereto and (B) such Lien shall only extend to the same type of assets as are already permitted by this Agreement to be subject to a Lien in respect of such Indebtedness or other obligation; and

(i) Liens securing other Indebtedness, provided that at the time of the creation, incurrence or assumption of any Indebtedness secured by such Liens and after giving effect thereto, to the use of proceeds thereof and to any concurrent repayment, redemption, reduction, discharge, defeasance or cancellation of any other Indebtedness in connection therewith, the principal amount of such Indebtedness secured by Liens permitted by this clause (i) shall not exceed 15% of Consolidated Net Worth as reflected in the most recent financial statements delivered pursuant to Section 5.04(a) and (b).

SECTION 6.02. Indebtedness. Permit any of its Subsidiaries (other than any of its Subsidiaries that guarantee the Loans on terms reasonably satisfactory to the Administrative Agent) to, incur or permit to exist any Indebtedness, except

(a) Indebtedness owing to the Borrower or to a Subsidiary of the Borrower;

(b) Indebtedness of a Subsidiary of the Borrower that was outstanding prior to the time such Person becomes a Subsidiary, provided that such Indebtedness is not incurred in contemplation or in connection with such Person becoming a Subsidiary;

(c) Indebtedness issued, assumed or guaranteed in connection with, or with a view to, compliance by a Subsidiary of the Borrower with the requirements of any program adopted by any Governmental Authority and applicable to such Subsidiary and providing financial or tax benefits to such Subsidiary which are not available directly to the Borrower;

(d) Indebtedness not to exceed $100,000,000 at any time outstanding that is issued, assumed or guaranteed (i) prior to, at the time of, or within 12 months after the acquisition of any assets or property for the purpose of financing all or any part of the purchase price thereof, and (ii) for which recourse for the repayment thereof is limited to such assets or property and any alteration, repair, improvement and accessions thereto;

(e) Indebtedness that is not to exceed $100,000,000 at any time outstanding issued, assumed or guaranteed (i) prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of any assets or property for the purpose of financing all or any part of the cost thereof, and (ii) for which recourse for the repayment thereof is limited to such assets or property and any alteration, repair, improvement and accessions thereto;

(f) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness referred to in the foregoing clauses (a), (b), (c), (d) and (e); provided that the principal amount of the Indebtedness or other obligation secured thereby is no greater than the outstanding principal amount of such Indebtedness, or, if greater, the existing commitment amount of such Indebtedness (provided that such commitment amount has not been increased in contemplation of such event) immediately before such extension, renewal, refinancing, refunding or replacement plus any amount necessary to pay any accrued interest, fees or expenses, premiums and original issue discount related thereto; and

(g) other Indebtedness, provided that at the time of the incurrence or assumption of any Indebtedness and after giving effect thereto, to the use of proceeds thereof and to any concurrent repayment, redemption, reduction, discharge, defeasance or cancellation of any other Indebtedness in connection therewith, the principal amount of such Indebtedness permitted by this clause (h) shall not exceed 15% of Consolidated Net Worth as reflected in the most recent financial statements delivered pursuant to Section 5.04(a) and (b).

SECTION 6.03. Merger, Consolidation; Asset Sales. The Borrower shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person; provided, however, that this Section 6.03 shall not prohibit any such merger, consolidation, conveyance, transfer, lease or dispositions if (i) at the time of, and immediately after giving effect to, such merger, consolidation, conveyance, transfer, lease or disposition, no Default or Event of Default exists or would result therefrom, and (ii) either (A) the Borrower is the surviving corporation in such merger or consolidation or the transferee of such conveyance, transfer, lease or disposition or (B) if the Borrower is not the surviving corporation or the transferee, (I) the survivor or the transferee shall be an entity organized and existing under the laws of the United States or a state thereof and, as the successor in such consolidation or merger or the transferee of such conveyance, transfer, lease or disposition, shall have assumed all obligations and other liabilities of the Borrower hereunder and (II) the Administrative Agent and the Lenders shall have received all reasonably requested information under Sections 4.01(f) or Section 5.04(f) for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation, as if such provisions applied to such successor, mutatis mutandis; provided that the foregoing shall not apply to mergers or consolidations among the Borrower and/or its Subsidiaries or conveyances, transfers, leases or other dispositions among the Borrower and/or its Subsidiaries.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay when due any principal of any Loan made to it;

(b) the Borrower shall fail to pay (i) any interest on any Loan or (ii) any fee payable under Section 2.09, and, in the case of clauses (i) or (ii), such failure shall not be cured within five days after receipt by the Borrower of notice of such failure from the Administrative Agent;

(c) if a default shall occur in respect of any other Indebtedness of or with recourse to any Obligor in an aggregate principal amount of $250,000,000 or more and such default causes acceleration thereof;

(d) bankruptcy, reorganization, insolvency, receivership, or similar proceedings are instituted by or against the Borrower, and, if instituted against the Borrower, are not vacated within 60 days;

(e) the Borrower makes a general assignment for the benefit of creditors;

(f) the Borrower is unable to pay its debts generally as they become due and admits expressly such inability in writing;

(g) any representation or warranty made in writing or deemed made by or on behalf of the Borrower in or in connection with this Agreement, or in any report, certificate, financial statement or other document furnished in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made;

(h) the Borrower shall fail to observe or perform (x) any covenant, condition or agreement in Section 5.02(a) (solely with respect to the legal existence of the Borrower), Section 5.04(d) or Article 6 or (y) any other covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (b) of this Article and those specified in the foregoing clause (x)), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(i) any final, non-appealable judgment or order by a court of competent jurisdiction for the payment of money in excess of $250,000,000 over and above the amount of insurance coverage available from a financially sound insurer that has not denied coverage shall be rendered against the Borrower or any material Subsidiary of the Borrower and not discharged within 30 days after such order or judgment becomes final (or 60 days in the case of any foreign order or judgment);

(j) the Borrower or any of its ERISA Affiliates shall both (i) incur liability in that could reasonably be expected to result in a Material Adverse Effect as a result of one or more of the following: (A) the occurrence of any ERISA Event; (B) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (C) the insolvency or termination of a Multiemployer Plan and (ii) fail to pay such liability within thirty days of such incurrence; or

(k) a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (d) or (e) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (d) or (e) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans of the Borrower then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02. Actions between Effective Date and Closing Date. During the period from and including the Effective Date and to and including the earlier of the Commitment Termination Date and the funding of the Loans on the Closing Date, and notwithstanding (i) that any representation given as a condition to the Effective Date (excluding the Specified Representations and Acquisition Agreement Representations) was incorrect, (ii) any failure by the Parent Guarantor, the Borrower or any of their Subsidiaries to comply with Article V and Article VI hereof, (iii) subject to the parenthetical in clause (i), any provision to the contrary in the Loan Documents or (iv) that any condition to the Effective Date may subsequently be determined not to have been satisfied, neither the Administrative Agent nor any Lender shall be entitled to (unless an Event of Default under Section 7.01(a), 7.01(b), 7.01(d), 7.01(e) or 7.01(f)

(with respect to Sections 7.01(d), 7.01(e) and 7.01(f), limited to any Obligor) (a) cancel any of its Commitments (except as set forth in Section 2.08), (b) rescind, terminate or cancel the Loan Documents or any of its Commitments or exercise any right or remedy under the Loan Documents, to the extent to do so would prevent, limit or delay the making of its Loan, (c) refuse to participate in making its Loan or (d) exercise any right of set-off or counterclaim in respect of its Loan to the extent to do so would prevent, limit or delay the making of its Loan; provided, that none of the foregoing shall limit the fact that the conditions in Section 4.02 are required to be satisfied as a condition precedent to the funding of the Loans. Furthermore, (a) the rights and remedies of the Lenders and the Administrative Agent shall not be limited in the event that any condition in Section 4.02 is not satisfied on the Closing Date and (b) from the Closing Date after giving effect to the funding of the Loans on such date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing. For the avoidance of doubt, the acceleration of the Loans shall be permitted at any time after they have been funded only to the extent that an Event of Default is outstanding and continuing at such time.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action.

(a) Each Lender hereby irrevocably appoints the Administrative Agent and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent, Syndication Agents, Lead Arrangers, and Documentation Agents are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Syndication Agent, any Documentation Agent or any Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Obligor under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.09, 2.10, 2.12, 2.13 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Obligor to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.05 unless and until written notice thereof stating that it is a “notice under Section 5.05” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Obligor in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications.

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on an Approved Electronic Platform.

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approve distribution of the Communications through the Approved Electronic Platform and understand and assume the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (SUCH ABSENCE TO BE PRESUMED UNLESS OTHERWISE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders and the Borrower agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 8.05. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right (with, so long as no Event of Default exists, the consent of the Borrower) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the

Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; and continue to be entitled to the rights set forth in such Loan Document, until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section, and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub- agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.06. Acknowledgements of Lenders.

(a) Each Lender represents and warrants that (1) the Loan Documents set forth the terms of a commercial lending facility, (2) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (3) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Syndication Agent, any Documentation Agent or

any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (4) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Syndication Agent, any Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)

(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Obligor, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or the Parent Guarantor for the purpose of satisfying such Obligations.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Obligor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption are satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement.

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Obligor, that none of the Administrative Agent, or any Lead Arranger, any Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent, and each Lead Arranger, Syndication Agent and Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing (including by electronic transmission) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email with PDF attachment (unless any party has previously notified the other parties hereto that it does not wish to receive notices by email), as follows:

(a) if to the Borrower, to it at Baker Hughes Holdings LLC, 575 North Dairy Ashford Road, Suite 100, Houston, Texas 77079, Attention of Daniel Horton, Vice President and Treasurer;

(b) if to the Administrative Agent, to Goldman Sachs Bank USA, 200 West Street, New York, New York, 10282 Attention: Bansari Shah, email: Bansariben.Shah@ny.email.gs.com, telephone: 9723680968; and

(c) if to any other Lender, to it at its address (or telecopy number or email) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by e-mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (d) below, shall be effective as provided in said paragraph (d).

(d) Notices and other communications to the Borrower and the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(e) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, or (iv) change any of the provisions of this Section, Section 2.14(b), Section 2.14(c), or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement if the same is not objected to in writing by the Required Lenders within five Business Days of receipt of notice thereof.

SECTION 9.03. Expenses; Indemnity.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lead Arrangers, the Administrative Agent and its Affiliates (limited, in the case of legal fees, to the reasonable fees, charges and disbursements of a single counsel for the Lead Arrangers and the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Administrative Agent, any Lead Arranger, any Syndication Agents, any Documentation Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Lender- Related Person (as determined by a court of competent jurisdiction in a final, non-appealable judgment), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) The Borrower shall indemnify the Administrative Agent, each Lead Arranger, each Syndication Agent, each Documentation Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including any reasonable legal expenses of one firm of counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, one firm of local counsel in each appropriate jurisdiction and one firm of regulatory counsel in each appropriate jurisdiction, in each case for the Indemnitees, taken as a whole, and, in the case of an actual or perceived conflict of interest (as reasonably determined by an indemnified party), one additional firm of counsel in each relevant jurisdiction for the affected Indemnitees similarly situated, taken as a whole, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Loan or the use of the proceeds therefrom, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or its equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee (or its Related Parties), (y) any material breach of the express obligations of such Indemnitee (or its Related Parties) under the Loan Documents or (z) any dispute solely between or among Indemnitees (not arising as a result of any act or omission by the Borrower or any of its Subsidiaries or Affiliates), other than claims against any Lender in its capacity as, or in fulfilling its role as, the Administrative Agent, Lead Arranger or any similar role under the Loan Documents. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall endeavor to work cooperatively with the Borrower with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. Settlement of any claim or litigation involving any material indemnified amount will require the approvals of the Borrower (not to be unreasonably withheld or delayed) and the relevant Indemnitee (not to be unreasonably withheld or delayed). This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d) Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent and each of its Related Parties (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent- Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the Lead Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the Related Parties of each of the Lead Arrangers, the Syndication Agents, the Documentation Agents, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower; provided that (x) prior to the Closing Date, (1) the Borrower’s consent shall be required for any assignment of Commitments under this Agreement unless such assignment is (I) made to a Lender or (II) between Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC, (2) if an Event of Default (with respect to the Borrower) under Section 7.01(a), (b), (d), (e) or (f) shall have occurred and be continuing at the applicable time, the Borrower shall be deemed to have provided such consent unless it has notified the Administrative Agent of its refusal to give such consent within ten (10) Business Days of receiving written request for its consent to such assignment and (3) unless otherwise consented to in writing in advance by the Borrower in its sole discretion, any assignment of Commitments (including assignments to another Lender or an affiliate of a Lender, but other than assignments between Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC) must be to commercial and investment banks, in each case, whose senior, unsecured, long-term indebtedness has an “investment grade” rating by Moody’s and S&P, and (y) after the Closing Date, (1) the Borrower’s consent shall not be unreasonably withheld (it being understood that, inter alia, it shall be reasonable for the Borrower to withhold consent if the assignee has (x) short-term debt ratings below P-1 from Moody’s or has ratings at such level but is on credit watch with negative implications or (y) long-term debt ratings below BBB from S&P and below Baa2 from Moody’s or has ratings at such levels but is on credit watch with negative implications from each of S&P and Moody’s) and (2) the Borrower shall be deemed to have consented to an assignment of all or a portion of the Loans and Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of the Borrower pursuant to this clause (y) shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing arising under Section 7.01(a), 7.01(b), 7.01(d), 7.01(e) or 7.01(f), any other assignee;

(B) the Administrative Agent (such consent not to be unreasonably withheld); provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment;

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Acceptance or (y) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants, together with (unless waived by the Administrative Agent) a processing and recordation fee of $3,500 payable by the assignor or the assignee;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or its securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.16, and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.04(b), 2.14(d) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.16 to the same extent and subject to the same conditions as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section at the time of the participation; provided that such Participant (A) agrees to be subject to the provisions of Section 2.15 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.12 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of the Participation sold to such Participant and such Participant complies with Section 2.13 as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15(b) with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that, except as set forth in the penultimate sentence of this Section 9.04(c), no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations hereunder) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat such Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. In consideration of this Section 9.04(c), the Participant Register shall be available for inspection by the Borrower upon reasonable request and prior notice, provided that the Borrower in good faith determines it is necessary or appropriate to access the Participant Register in order to establish that the Loans and other obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Borrower shall keep any information obtained from the Participant Register confidential, except to the extent that a taxing authority requires disclosure for the sole purpose of establishing that the Loans and other obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.06. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and any claims, controversy, dispute, or cause of action (whether based in contract, tort, or otherwise and whether at law or in equity) shall be construed in accordance with and governed by the law of the State of New York; provided, however, that (i) the interpretation of the definition of “Chart Material Adverse Effect” (as defined in the Acquisition Agreement, and whether or not a “Chart Material Adverse Effect” has occurred or would reasonably be expected to occur), (ii) the determination of the accuracy of any Acquisition Agreement Representations and whether the breach of such Acquisition Agreement Representation gives the Parent Guarantor (or its applicable subsidiary) the right to terminate its (and/or its affiliates’) obligations, or otherwise results in the Parent Guarantor (and/or its applicable affiliates) not having an obligation to consummate the Acquisition, under the Acquisition Agreement and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement shall, in each case, be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agree that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction for the purposes of entering a judgment or (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a).

(d) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law

SECTION 9.07. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.08. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, regulatory authority or any credit insurance provider, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process in which case such Person shall, to the extent practicable and not prohibited by such applicable laws and regulations, promptly notify the Borrower of such disclosure, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or other transaction relating to the Borrower and its obligations hereunder, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or (j) to market-data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person pursuant to any “whistleblowing” or other similar program of such governmental, regulatory or self-regulatory authority without any notification to any Person.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE REQUIREMENTS OF LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER, ITS SUBSIDIARIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW.

SECTION 9.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. The Borrower shall promptly provide such information upon request by any Lender.

SECTION 9.11. No Fiduciary Duty.

(a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Recipient will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Recipient is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Recipient based on an alleged breach of fiduciary duty by such Recipient in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Recipient is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Recipients shall have no responsibility or liability to the Borrower with respect thereto.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Recipient, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Recipient may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Recipient or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Recipient and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Recipient will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Recipient of services for other companies, and no Recipient will furnish any such information to other companies. The Borrower also acknowledges that no Recipient has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

(d) Notwithstanding anything to the contrary herein, none of the Lead Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this agreement or the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

SECTION 9.12. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement may be subject to the Write- Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.13. Acknowledgement Regarding Supported QFCs.

To the extent that this Agreement provides support, through a guarantee or otherwise, for swap agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.14. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.15. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the

Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable law).

SECTION 9.18. Release of Subsidiary Guarantors. If any Subsidiary of the Borrower guarantees the Obligations (each, a “Subsidiary Guarantor”), so long as no Default or Event of Default has occurred and is continuing under the Loan Documents (or would result from such release), (i) if all of the equity interests of a Subsidiary Guarantor that is owned by the Borrower or a Subsidiary is sold or otherwise transferred or disposed of in a transaction or transactions not prohibited by this Agreement or (ii) if a Subsidiary Guarantor is (or substantially contemporaneously with such release, will not be) no longer obligated under Indebtedness that gave rise to the need for, or request of, such Subsidiary to become a Subsidiary Guarantor, then, in each case, promptly following the Borrower’s written request, the Administrative Agent shall execute a release of such Subsidiary Guarantor from its Subsidiary Guaranty. In connection with any release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

ARTICLE X

GUARANTY

SECTION 10.01. Guaranty.

(a) The Parent Guarantor hereby unconditionally and irrevocably guarantees, for payment and not for collection, and as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Parent Guarantor under this Article X would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Parent Guarantor’s liability under this Article X, then, notwithstanding any other provision of this Article X to the contrary, the amount of such liability shall, without any further action by the Parent Guarantor or the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Parent Guarantor’s “Maximum Liability”). This Section 10.01(b) with respect to the Maximum Liability of the Parent Guarantor is intended solely to preserve the rights of the Administrative Agent and the Lenders to the maximum extent not subject to avoidance under applicable law. The Parent Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of the Parent Guarantor hereunder without impairing this guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder; provided that, nothing in this sentence shall be construed to increase the Parent Guarantor’s obligations hereunder beyond its Maximum Liability.

(c) This guarantee shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full in immediately available funds and the Commitments have been terminated.

(d) No payment made by the Parent Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Parent Guarantor, any guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Parent Guarantor in respect of the Obligations or any payment received or collected from the Parent Guarantor in respect of the Obligations), remain liable for the Obligations until the Obligations shall have been satisfied by payment in full in immediately available funds and the Commitments have been terminated.

SECTION 10.02. No Subrogation.

Notwithstanding any payment made by the Parent Guarantor hereunder or any set-off or application of funds of the Parent Guarantor by the Administrative Agent or any Lender, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any guarantor or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations nor shall the Parent Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any guarantor in respect of payments made by the Parent Guarantor under this guarantee, until the Obligations are paid in full in immediately available funds and the Commitments have been terminated. All rights and claims of the Parent Guarantor based upon or relating to any right of contribution, reimbursement, indemnification or subrogation against the Borrower or any guarantor shall be fully subordinated to the Obligations until the Obligations are paid in full in immediately available funds and the Commitments have been terminated. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in immediately available funds, such amount shall be held by the Parent Guarantor for the benefit of the Administrative Agent and the Lenders, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the Administrative Agent in the exact form received by the Parent Guarantor (duly indorsed by the Parent Guarantor to the Administrative Agent, if required), to be applied against the Obligations whether matured or unmatured, in such order as the Administrative Agent may determine.

SECTION 10.03. Amendments, etc. with respect to the Obligations.

To the fullest extent permitted by applicable law, the Parent Guarantor shall remain obligated under this guarantee notwithstanding that, without any reservation of rights against the Parent Guarantor and without notice to or further assent by the Parent Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender, may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations or the liability of any other Person upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with Section 9.02, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released without affecting the Parent Guarantor’s obligations under this Article X.

SECTION 10.04. Guarantee Absolute and Unconditional.

To the fullest extent permitted by applicable law, the Parent Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this guarantee or acceptance of this guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Article X; and all dealings between the Parent Guarantor, on the one hand, and the Administrative Agent or the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Article X. To the fullest extent permitted by applicable law, the Parent Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower with respect to the Obligations. The Parent Guarantor understands and agrees that this guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance and not merely of collectability without regard to, and the Parent Guarantor hereby waives (to the extent permitted by applicable law) all rights, claims or defenses that it might otherwise have with respect to, each of the following: (a) the validity or enforceability of this Agreement, any of the Obligations or any other guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Parent Guarantor under this Article X, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Parent Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower or any guarantor or any other Person or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any guarantor or any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower, any guarantor or any other Person or any such guarantee or right of offset, shall not relieve the Parent Guarantor of any obligation or liability under this Article X, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Parent Guarantor under this Article X. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 10.05. Reinstatement.

This Article X shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BAKER HUGHES HOLDINGS LLC, as the Borrower

By:	/s/ Daniel Horton
Name: Daniel Horton
Title: Vice President & Treasurer

BAKER HUGHES COMPANY, as the Parent

By:	/s/ Daniel Horton
Name: Daniel Horton
Title: Vice President & Treasurer

[CREDIT AGREEMENT SIGNATURE PAGE]

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[CREDIT AGREEMENT SIGNATURE PAGE]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Gannon McMorrow
Name: Gannon McMorrow
Title: Authorized Signatory

[CREDIT AGREEMENT SIGNATURE PAGE]

CITIBANK, N.A., as a Lender

By:	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

[CREDIT AGREEMENT SIGNATURE PAGE]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Jonathan Krissel
Name: Jonathan Krissel
Title: Managing Director

By:	/s/ Dina Zhang
Name: Dina Zhang
Title: Managing Director

[CREDIT AGREEMENT SIGNATURE PAGE]

J.P. MORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Robert Mendoza
Name: Robert Mendoza
Title: Managing Director

[CREDIT AGREEMENT SIGNATURE PAGE]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Tommy Nguyen
Name: Tommy Nguyen
Title: Vice President

[CREDIT AGREEMENT SIGNATURE PAGE]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[CREDIT AGREEMENT SIGNATURE PAGE]

HSBC BANK USA N.A., as a Lender

By:	/s/ Gillian Hedges
Name: Gillian Hedges
Title: Director

[CREDIT AGREEMENT SIGNATURE PAGE]

MUFG BANK, LTD., as a Lender

By:	/s/ Kevin Sparks
Name: Kevin Sparks
Title: Director

[CREDIT AGREEMENT SIGNATURE PAGE]

UNICREDIT BANK GMBH, NEW YORK BRANCH, as a Lender

By:	/s/ Kimberly Sousa
Name: Kimberly Sousa
Title: Managing Director

By:	/s/ Thomas Petz
Name: Thomas Petz
Title: Managing Director

[CREDIT AGREEMENT SIGNATURE PAGE]

BNP PARIBAS, as a Lender

By:	/s/ Nicole Rodriguez
Name: Nicole Rodriguez
Title: Director

By:	/s/ Marine Ausset
Name: Marine Ausset
Title: Vice President

[CREDIT AGREEMENT SIGNATURE PAGE]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Jonathan Logan
Name: Jonathan Logan
Title: Managing Director

[CREDIT AGREEMENT SIGNATURE PAGE]

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Matthew Davis
Name: Matthew Davis
Title: Executive Director, Financing Solutions

[CREDIT AGREEMENT SIGNATURE PAGE]

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as a Lender

By:	/s/ Jordan Schweon
Name: Jordan Schweon
Title: Managing Director

By:	/s/ Jennifer Feldman Facciola
Name: Jennifer Feldman Facciola
Title: Business Director

[CREDIT AGREEMENT SIGNATURE PAGE]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Brandon Giacchetta
Name: Brandon Giacchetta
Title: Vice President, Corporate Client Group – Finance

[CREDIT AGREEMENT SIGNATURE PAGE]

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

[CREDIT AGREEMENT SIGNATURE PAGE]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Cara Younger
Name: Cara Younger
Title: Managing Director

By:	/s/ Andrew Pargament
Name: Andrew Pargament
Title: Managing Director

[CREDIT AGREEMENT SIGNATURE PAGE]

FIRST ABU DHABI BANK, USA N.V., as a Lender

By:	/s/ Ora Helmholz
Name: Ora Helmholz
Title: Chief Operating Officer

By:	/s/ Hussam AL Najjar
Name: Hussam AL Najjar
Title: Head of Operations

[CREDIT AGREEMENT SIGNATURE PAGE]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Keith L. Burson
Name: Keith L. Burson
Title: Senior Vice President

[CREDIT AGREEMENT SIGNATURE PAGE]

THE STANDARD BANK OF SOUTH AFRICA LIMITED, ISLE OF MAN BRANCH, as a Lender

By:	/s/ Odete Lauritzson
Name: Odete Lauritzson
Title: Executive

[CREDIT AGREEMENT SIGNATURE PAGE]

Schedule 2.01

Commitments

No.	Lender	Commitment	Applicable Percentage
1.	Goldman Sachs Bank USA	$219,300,000.00	8.434615385%
2.	Morgan Stanley Senior Funding, Inc.	$219,300,000.00	8.434615385%
3.	Citibank, N.A.	$219,300,000.00	8.434615385%
4.	Deutsche Bank AG New York Branch	$219,300,000.00	8.434615385%
5.	JPMorgan Chase Bank, N.A.	$219,300,000.00	8.434615385%
6.	Bank of America, N.A.	$159,900,000.00	6.150000000%
7.	Barclays Bank PLC	$159,900,000.00	6.150000000%
8.	HSBC Bank USA, N.A.	$159,900,000.00	6.150000000%
9.	MUFG Bank, Ltd.	$159,900,000.00	6.150000000%
10.	UniCredit Bank GmbH, New York Branch	$159,900,000.00	6.150000000%
11.	BNP Paribas	$120,900,000.00	4.650000000%
12.	Societe Generale	$120,900,000.00	4.650000000%
13.	Standard Chartered Bank	$120,900,000.00	4.650000000%
14.	Intesa Sanpaolo	$75,400,000.00	2.900000000%
15.	Royal Bank of Canada	$75,400,000.00	2.900000000%
16.	Bank of China, New York Branch	$47,500,000.00	1.826923077%
17.	Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$35,750,000.00	1.375000000%
18.	First Abu Dhabi Bank, USA N.V.	$35,750,000.00	1.375000000%
19.	The Northern Trust Company	$35,750,000.00	1.375000000%
20.	The Standard Bank of South Africa Limited, Isle of Man Branch	$35,750,000.00	1.375000000%

	Total	$2,600,000,000.00	100.000000000%

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Loan Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender][1] ]

3.	Borrower:	Baker Hughes Holdings LLC

4.	Administrative Agent:	Goldman Sachs Bank USA, as the administrative agent under the Credit Agreement

[1]	Select as applicable

5.	Credit Agreement:	The Term Loan Credit Agreement, dated as of August 15, 2025, among the Borrower, the Parent Guarantor, the Lenders party thereto and the Administrative Agent.
6.	Assigned Loan Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
Term Loan Facility	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower[, the Loan Parties] and [its] [their] Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][3] Accepted: [GOLDMAN SACHS BANK USA], as Administrative Agent

By:
Title:

[Consented to:][4] [BAKER HUGHES HOLDINGS LLC]

By:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, [Syndication Agent or Documentation Agent,] the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.06 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.

A-1-1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-1-2

EXHIBIT B

FORM OF BORROWING REQUEST

Date: ____________, ____

Goldman Sachs Bank USA,

as Administrative Agent for

the Lenders referred to below

200 West Street

New York, NY 10282

Attn: Bansari Shah

(972) 368-0968

Bansariben.Shah@ny.email.gs.com

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement dated as of August 15, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baker Hughes Holdings LLC (the “Borrower”), Baker Hughes Company (the “Parent Guarantor”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent. Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and that in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

The undersigned hereby requests:

a)	Class of Borrowing	Term Loans

b)	Principal amount of Borrowing:[5]

c)	Date of Borrowing (which is a Business Day):

d)	Type of Borrowing:	[ABR Borrowing] [Term Benchmark Borrowing]

e)	Interest Period and the last day thereof:[6]

f)	Funds are requested to be disbursed to:

[5]	See Section 2.02(d) of the Credit Agreement for minimum borrowing amounts.
[6]	To be inserted if a Term Benchmark Borrowing and shall be subject to the definition of “Interest Period” in the Credit Agreement.

B-1

Very truly yours, BAKER HUGHES HOLDINGS LLC

By:
Name: Title:

B-2

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 15, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baker Hughes Holdings LLC (the “Borrower”), Baker Hughes Company (the “Parent Guarantor”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Date: ________ __, 20[ ]

C-1-1

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 15, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baker Hughes Holdings LLC (the “Borrower”), Baker Hughes Company (the “Parent Guarantor”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Date: ________ __, 20[ ]

C-2-1

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 15, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baker Hughes Holdings LLC (the “Borrower”), Baker Hughes Company (the “Parent Guarantor”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Date: ________ __, 20[ ]

C-3-1

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 15, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baker Hughes Holdings LLC (the “Borrower”), Baker Hughes Company (the “Parent Guarantor”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Date: ________ __, 20[ ]

C-4-1

EXHIBIT D

FORM OF INTEREST ELECTION REQUEST

[Date]

Goldman Sachs Bank USA,

as Administrative Agent for

the Lenders referred to below

[_]1

Re: Baker Hughes Holdings LLC

Ladies and Gentlemen:

Pursuant to Section 2.05 of that certain Term Loan Credit Agreement dated as of August 15, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baker Hughes Holdings LLC (the “Borrower”), Baker Hughes Company (the “Parent Guarantor”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent, Borrower hereby gives the Administrative Agent notice that Borrower hereby requests:

[Option A—Conversion of Term Benchmark Borrowings to ABR Borrowings: to convert $_______ in principal amount of presently outstanding Term Benchmark Borrowings with a final Interest Payment Date of ______ _____,___________ to ABR Borrowings on ________,__________ (which is a Business Day).]

[Option B—Conversion of ABR Borrowings to Term Benchmark Borrowings: to convert $_______ in principal amount of presently outstanding ABR Borrowings to Term Benchmark Borrowings on  ,   (which is a Business Day). The Interest Period for such Term Benchmark Borrowings is _______________ month[s].]

[Option C—Continuation of Term Benchmark Borrowings as Term Benchmark Borrowings: to continue as Term Benchmark Borrowings $_________________ in presently outstanding Term Benchmark Borrowings with a final Interest Payment Date of ______ ,__________ , (which is a Business Day). The Interest Period for such Term Benchmark Borrowings is___________ month[s].]

[1]	GS to confirm

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Very truly yours,

BAKER HUGHES HOLDINGS LLC

By:
Name:
Title:

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EXHIBIT E

FORM OF NOTE

____________, ____

FOR VALUE RECEIVED, each of the undersigned hereby, on a several and not joint basis, promises to pay to __________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to such undersigned under that certain Term Loan Credit Agreement, dated as of August 15, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baker Hughes Holdings LLC (the “Borrower”), Baker Hughes Company (the “Parent Guarantor”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Each of the undersigned, on a several and not joint basis, promises to pay interest on the unpaid principal amount of each Loan made to such undersigned from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for payments in such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

Each of the undersigned, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

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THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BAKER HUGHES HOLDINGS LLC

By:
Name:
Title:

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EXHIBIT F

FORM OF SOLVENCY CERTIFICATE

[ ] , 202[ ]

This Solvency Certificate is delivered pursuant to Section 4.02(g) of the Credit Agreement, dated as of August 15, 2025 (the “Credit Agreement”), among Baker Hughes Company (the “Parent”), Baker Hughes Holdings LLC, as the borrower, the lenders from time to time party thereto (the “Lenders”) and Goldman Sachs Bank USA, as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in [his/her] capacity as an officer of the Parent and not in [his/her] individual capacity, as follows:

1.

I am the [Treasurer/other financial officer] of the Parent. I am familiar with the Transactions and have reviewed the Credit Agreement, financial statements referred to in Section 4.02(f) of the Credit Agreement and such documents and made such investigation as I deemed relevant for the purposes of this Solvency Certificate.

2.

As of the date hereof, immediately after giving effect to the consummation of the Transactions, on and as of such date (a) the fair value of the assets of the Parent and its subsidiaries on a consolidated basis, at a fair valuation on a going concern basis, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Parent and its subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Parent and its subsidiaries on a consolidated and going concern basis will be greater than the amount that will be required to pay the probable liability of the Parent and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Parent and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course of business; and (d) the Parent and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as [Treasurer/other financial officer] of the Parent and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

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IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

BAKER HUGHES COMPANY

By:
Name:
Title:

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EXHIBIT G

FORM OF NOTICE OF LOAN PREPAYMENT

Date: ____________, ____8

Goldman Sachs Bank USA,

as Administrative Agent for

the Lenders referred to below

200 West Street

New York, NY 10282

Attn: Bansari Shah

(972) 368-0968

Bansariben.Shah@ny.email.gs.com

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement dated as of August 15, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baker Hughes Holdings LLC (the “Borrower”), Baker Hughes Company (the “Parent Guarantor”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent. Borrower hereby notifies the Administrative Agent that pursuant to the terms of Section 2.08 of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

a) Type of Prepayment	[ABR Borrowing] [Term Benchmark Borrowing]

b) Optional prepayment amount:[9]

c) Date (which is a Business Day)[10]:

d) Applicable Interest Period:[11]

[8]

For all prepayments, notice to be received by the Administrative Agent not later than (A) 12:00 p.m. one Business Day prior to any date of prepayment of a Term Benchmark Borrowing and (B) 10:00 a.m. on the date of prepayment of an ABR Borrowing.

[9]	See Section 2.02(d) of the Credit Agreement for minimum prepayment amounts.
[10]	Specify date of such prepayment.
[11]	For prepayment of a Term Benchmark Borrowing, to be inserted to the extent required by Section 2.10.

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Very truly yours,

BAKER HUGHES HOLDINGS LLC

By:
Name: Title:

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